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                            FOR IMMEDIATE RELEASE

                                 MAY 20, 1996

              CHECKERS DRIVE-IN RESTAURANTS, INC. (CHKR:NASDAQ)

                CHECKERS ANNOUNCES NEW CHIEF FINANCIAL OFFICER

FOR MORE INFORMATION PLEASE CONTACT:
ANTHONY AUSTIN, VICE PRESIDENT OF HUMAN RESOURCES
813-441-3500

CLEARWATER, FL -- MAY 20, 1996 -- CHECKERS DRIVE-IN RESTAURANTS, INC. (CHKR:NASDAQ) today announced that Keith J. Kinsey, Chief Operating Officer and Chief Financial Officer of the Company will resign effective May 24, 1996, to accept the position of President of Big Sky Bread Company headquartered in
Cincinnati, Ohio.   He will remain on Checkers' Board of Directors.

In commenting on Mr. Kinsey's departure, Mr. Albert J. DiMarco, the Company's President and Chief Executive Officer, stated that "Keith's presence and contributions will be sorely missed. We wish him well in his new challenge."

James T. Holder, currently Vice President and General Counsel, will assume the additional responsibilities of Chief Financial Officer. In addition to being an attorney, Mr. Holder is a C.P.A. whose previous experience includes the practice of accounting with the international accounting firm of Coopers & Lybrand from 1983 to 1986. He has been with Checkers for over two years.

All other operations executives will now report directly to Mr. DiMarco.

Checkers Drive-In Restaurants, Inc., celebrating its 10th Anniversary this year, is one of the largest double drive-thru restaurant chains in the United States. Checkers develops, owns, operates and franchises restaurants that offer high-quality food, fast service and everyday value prices. Checkers is headquartered in Clearwater, Florida and is traded on the Nasdaq Stock Market under the symbol "CHKR".


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